US SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

Mod Hospitality, Inc.

(Name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-24723	88-0393257
(Commission File Number)	(I.R.S. Employer
Identification No.)

18565 Soledad Canyon Road #153

Canyon Country, CA 91351

(310) 309-9080

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Mod Hospitality, Inc., a Nevada corporation.

ITEM 4.01 - CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On September 16, 2009, Mod Hospitality, Inc. (the “Company”) was notified of the resignation of its independent registered public accounting firm, Conner & Associates, PC, effective that date. The Company’s Board of Directors accepted the resignation of Conner & Associates, PC upon receipt of the notification and has commenced a search for a new independent public accounting firm.

Conner & Associates, PC has served as the certifying accountant for the Company’s financial statements for the last two fiscal years of the Company; December 31, 2008 and 2007, respectively. From the date on which Conner & Associates, PC was engaged until the date Conner & Associates, PC resigned, there were no disagreements with Conner & Associates, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Conner & Associates, PC would have caused Conner & Associates, PC to make reference to the subject matter of the disagreements in connection with any reports it would have issued, and there were no "reportable events" of the nature described in Item 304(a)(1)(v), paragraphs (A) through (D), of Regulation S-K.

Conner & Associates, PC’s 2008 audit report contained within the Form 10-K filed by the Company with the SEC on April 15, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

As provided in Exhibit 99.1, Conner & Associates, PC advised the Company that as a result of unpaid fees owed to the firm by the Company they will no longer serve as the Company’s independent registered public accounting firm.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

16.1	Letter from Conner & Associates, PC to the SEC dated December 4, 2009
99.1	Certifying Accountant’s Resignation Letter dated September 16, 2009 from Conner & Associates, PC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 04, 2009	By: /s/ Kyle Gotshalk
Kyle Gotshalk Chairman, Chief Executive Officer (Principal Executive Officer), Acting Chief Financial officer (Principal Accounting Officer)

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